UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2013

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

(203) 796-5000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment and Restatement of 2010 Stock Incentive Plan; Revised forms of Agreements

On March 5, 2013, Biodel Inc. (the “Company”) held its 2013 annual meeting of stockholders at the Company’s headquarters in Danbury, Connecticut (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved an amendment to and restatement of the Company's 2010 Stock Incentive Plan (the “Stock Incentive Plan”). The amendment and restatement:

•

increased the number of shares of common stock reserved for issuance under the Stock Incentive Plan so that, effective as of March 5, 2013, the number of shares available for new awards under the Stock Incentive Plan is 3,750,000 (less the number of shares subject to awards granted on or after October 1, 2012), and provided that on or after October 1, 2012, shares subject to options and stock appreciation rights (“SARs”) will be counted against this limit as one share for every one share granted, but any shares that are subject to awards other than options or SARs will be counted against this limit as 1.5 shares for every one share granted;

•

re-approved the material terms of the performance goals, in order to grant awards that are intended to qualify as “performance-based compensation” exempt from the $1,000,000 deductibility cap under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 162(m)”);

•

approved the sub-limits for cash awards, awards of options/SARs, and awards other than options/SARs, measured by the number of shares earned per calendar year per participant, for purposes of complying with the performance-based exemption under Section 162(m);

•

approved a sub-limit for annual grants to directors;

•

provided that shares available under a shareholder approved plan of an acquired company may be used for awards under the Stock Incentive Plan to individuals who were not employees or directors of the Company or a subsidiary prior to the transaction and do not reduce the share reserve;

•

provided that in the event that on the last business day of the term of an option or SAR either (i) the exercise of the option (other than an incentive stock option) or SAR is prohibited by applicable law or (ii) shares may not be purchased or sold by certain participants due a “black-out period” or a “lock-up” agreement, such term will be extended for a period of 30 days following the prohibited period;

•

provided that an award agreement may provide for automatic exercise on the last day of the term of an option or SAR, if such option or SAR is “in the money”, by means of a net exercise;

•

eliminated the “single trigger” change in control provision such that upon a change in control of the Company, awards will no longer automatically accelerate, and to provide for a “double trigger” in the event that a participant incurs a qualifying termination following a change in control in which awards are assumed or substituted for by a successor;

•

provided a recoupment provision in the event of a restatement of the Company’s financial statements;

•

extended the term of the Stock Incentive Plan to January 21, 2023; and

•

made certain other clarifying and ministerial changes.

In connection with the amendment and restatement of the Stock Incentive Plan, on March 5, 2013, the Company’s board of directors adopted new forms of the agreements to be used by the Company in issuing awards of nonstatutory stock options, incentive stock options and restricted stock units under the Stock Incentive Plan.

The amended and restated Stock Incentive Plan is incorporated herein by reference as Exhibit 99.1.  Copies of the new forms of nonstatutory stock agreement, incentive stock option agreement and restricted stock unit agreement are attached hereto as Exhibits 99.2, 99.3 and 99.4, respectively.  The foregoing description of the amendment and restatement of the Stock Incentive Plan is qualified in its entirety by reference to the full text of the plan.

Item 5.07

Submission of Matters to a Vote of Security Holders

At the Annual Meeting, Ira W. Lieberman and Davey S. Scoon were elected as Class III Directors, each for three-year terms, until the 2016 annual meeting of stockholders or until their respective successors are elected and qualified. At the Annual Meeting, the stockholders also (i) voted to approve the amendment and restatement of the 2010 Stock Incentive Plan (as described above), including to reserve additional shares of common stock for issuance thereunder; and (ii) voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. The tabulation of the voting results is as follows:

Agenda Item 1:  Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Ira W. Lieberman	3,244,659	498,113	5,262,828
Davey S. Scoon	3,344,575	398,197	5,262,828

Agenda Item 2:  Amendment and Restatement of 2010 Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
3,158,875	578,508	5,389	5,262,828

Agenda Item 3:    Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
8,865,975	119,332	20,293

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

99.1

2010 Stock Incentive Plan, as amended and restated March 5, 2013 (Incorporated by reference to Exhibit A of the registrant’s Definitive Proxy Statement on Schedule 14A filed on January 28, 2013).

99.2

Form of Nonstatutory Stock Option Agreement

99.3

Form of Incentive Stock Option Agreement

99.4

Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

March 11, 2013

BIODEL INC.

By:  /s/ Paul S. Bavier

       Paul S. Bavier, General Counsel

EXHIBIT INDEX

Exhibit No.

Description

99.1

2010 Stock Incentive Plan, as amended and restated March 5, 2013 (Incorporated by reference to Exhibit A of the registrant’s Definitive Proxy Statement on Schedule 14A filed on January 28, 2013).

99.2

Form of Nonstatutory Stock Option Agreement

99.3

Form of Incentive Stock Option Agreement

99.4

Form of Restricted Stock Unit Agreement